Registration No. 333-_____      As filed with the Commission on January 12, 2001



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                              Service Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                  Massachusetts
         (State or other Jurisdiction of Incorporation or Organization)

                                   04-3430806
                       (IRS Employer Identification No.)

                                 81 Main Street
                           Medway, Massachusetts 02053
              (Address of Principal Executive Offices and Zip Code)

                           ---------------------------


                  Service Bancorp, Inc. 1999 Stock Option Plan
            Service Bancorp, Inc. 1999 Recognition and Retention Plan
                            (Full Title of the Plans)

             Copies to:
          Pamela J. Mozynski                       Ned Quint, Esquire
 President and Chief Executive Officer    Luse Lehman Gorman Pomerenk & Schick
         Service Bancorp, Inc.                 A Professional Corporation
            81 Main Street                    5335 Wisconsin Ave., NW, #400
Medway, Massachusetts 02053                      Washington, D.C.  20015
            (508) 533-3100                           (202) 274-2000
     (Name, Address and Telephone
      Number of Agent for Service)

                           ---------------------------


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

                         CALCULATION OF REGISTRATION FEE


Title of Securities       Amount to be          Proposed              Proposed            Amount of
  to be Registered       Registered (1)         Maximum                Maximum         Registration Fee
                                           Offering Price Per    Aggregate Offering
                                                 Share                  Price
   Common Stock,
   par value $.01      63,387 shares (2)        $7.50(3)               $475,403              $119
     per share
   Common Stock,
   par value $.01      17,107 shares (4)        $6.75(3)               $115,472               $29
     per share
   Common Stock,
   par value $.01      40,247 shares (5)        $6.75(6)               $271,667               $68
     per share         -----------------                               --------              ----
       Total           120,741 shares                                  $862,543              $216
                       =================                               ========              ====

-------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Service Bancorp, Inc. 1999 Stock Option Plan (the "Stock Option Plan"), and the Service Bancorp, Inc. 1999 Recognition and Retention Plan (the "Recognition and Retention Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Service Bancorp, Inc. pursuant to 17 C.F.R.ss.230.416(a).
(2) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Stock Option Plan.
(3)  Determined by the exercise price of options pursuant to 17 C.F.R.ss.230.457
     (h)(1).
(4) Represents the number of shares currently reserved for issuance pursuant to options available for grant pursuant to the Stock Option Plan.
(5) Represents the maximum number of shares which can be granted pursuant to the Recognition and Retention Plan.
(5) Represents the number of shares available for grant pursuant to the Recognition and Retention Plan.
(6) Determined by reference to the fair market value of the common stock on January 8, 2001, pursuant to 17 C.F.R.ss.230.457(c).

                      ------------------------------------


         This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan
               Annual Information

         The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Stock Option Plan and the Recognition and Retention Plan (collectively, the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

         The following documents previously or concurrently filed by Service Bancorp, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

(a) the Company's Annual Report on Form 10-KSB for the year ended June 30, 2000 (Commission File No. 0-24935) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report referred to above;

(c) the Company's definitive Proxy Statement for its Annual Meeting of Stockholders held on October 24, 2000;

(d) the description of the common stock, par value $.01 per share, of the Company contained in the Company's Registration Statement on Form SB-2 (Commission File No. 333-56851) originally filed with the Commission on June 15, 1998 and all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

         The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Pamela
J. Mozynski, President and Chief Executive Officer, Service Bancorp, Inc., 81 Main Street, Medway, Massachusetts 02053, telephone number (508) 533-3100.

         All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         The Articles of Organization of the Company provide that a director or officer of the Company shall be indemnified by the Company to the fullest extent authorized by Massachusetts law against all expenses, liability and loss reasonably incurred or suffered by such person in connection with his activities as a director or officer or as a director or officer of another company, if the director or officer held such position at the request of the Company. Massachusetts law requires that such director, officer, employee or agent, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, either had reasonable cause to believe such conduct was lawful or did not have reasonable cause to believe his conduct was unlawful.

         The Articles of Organization and Massachusetts law also provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company has the power to indemnify such person against such expense, liability or loss under Massachusetts law. The Company intends to obtain such insurance.

         Finally, the Articles of Organization provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, provided that the Articles of Organization do not eliminate or limit any liability of a director (i) for breach of such director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to any transaction from which the director derived an improper personal benefit, (iv) for voting to approve the loan of Company assets to Company officers or directors, unless such loan could reasonably be expected to benefit the Company, or (v) for voting to authorize a distribution to stockholders or a repurchase or redemption of common stock if such distribution, repurchase or redemption violates the Articles of Organization or renders the Company insolvent.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  List of Exhibits

Regulation S-K                                                                  Reference to Prior Filing or
Exhibit Number                      Document                                    Exhibit No. Attached Hereto
--------------                      --------                                    ---------------------------
     5               Opinion of Luse Lehman Gorman Pomerenk                          Attached as Exhibit 5
                     & Schick, P.C.

   10.1              Service Bancorp, Inc. 1999 Stock Option Plan                             **

    10.2             Service Bancorp, Inc. 1999 Recognition and Retention Plan                **

   23.1              Consent of Luse Lehman Gorman Pomerenk                         Contained in Exhibit 5
                     & Schick, P.C.

   23.2              Consent of Wolf & Company, P.C.                               Attached as Exhibit 23.2

    24               Power of Attorney                                            Contained on Signature Page



** Filed as exhibits to the Registrant's Proxy Statement relating to the Registrant's October 26, 1999 annual meeting of stockholders, filed with the Commission on September 22, 1999, which is incorporated herein by reference.

Item 9.  Undertakings

          The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Option Plan and the Recognition and Retention Plan;

          4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


Exhibit Number                   Description


  5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

  23.1                    Consent of Luse Lehman Gorman Pomerenk & Schick,
                          A Professional Corporation (contained in the opinion included as Exhibit 5)

  23.2                    Consent of Wolf & Company, P.C.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medway, Commonwealth of Massachusetts, on this 12th day of January, 2001.

                                          Service Bancorp, Inc.

                                          By:      /s/ Pamela J. Mozynski
                                                 -------------------------
                                          Pamela J. Mozynski
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Service Bancorp, Inc. (the "Company") hereby severally constitute and appoint Pamela J. Mozynski as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Pamela J. Mozynski may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Pamela J. Mozynski shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signatures                        Title                       Date



/s/ Pamela J. Mozynski            President, Chief            January 12, 2001
---------------------------
Pamela J. Mozynski                Executive Officer
                                  and Director
                                  (Principal Executive
                                  Officer)

/s/ Warren W. Chase, Jr.          Vice President and          January 12, 2001
---------------------------       Treasurer
Warren W. Chase, Jr.              (Principal Financial
                                  and Accounting Officer)


/s/ William L. Casey              Chairman of the Board       January 12, 2001
---------------------------
William L. Casey

/s/ James W. Murphy               Director and Secretary      January 12, 2001
---------------------------
James W. Murphy



/s/ Richard Giusti                Director                   January 12, 2001
---------------------------
Richard Giusti




/s/ John Hasenjaeger              Director                   January 12, 2001
---------------------------
John Hasenjaeger




/s/ Robert J. Heavey              Director                   January 12, 2001
---------------------------
Robert J. Heavey




/s/ Thomas R. Howie               Director                   January 12 , 2001
---------------------------
Thomas R. Howie




/s/ Kenneth C.A. Isaacs           Director                   January 12, 2001
---------------------------
Kenneth C.A. Isaacs




/s/ Paul V. Kenney                Director                   January 12, 2001
---------------------------
Paul V. Kenney



                                  Director
---------------------------
Eugene R. Liscombe




/s/ Robert A. Matson              Director                   January 12, 2001
---------------------------
Robert A. Matson

/s/ James W. Murphy               Director                   January 12, 2001
---------------------------
James W. Murphy




/s/ Lawrence E. Novick            Director                   January 12, 2001
---------------------------
Lawrence E. Novick




/s/ Eugene G. Stone               Director                   January 12, 2001
---------------------------
Eugene G. Stone




/s/ Kelly A. Verdolino            Director                   January 12, 2001
---------------------------
Kelly A. Verdolino

                                    EXHIBIT 5

              OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.

           [LETTERHEAD OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.]




January 11, 2001                                                  (202) 274-2000

Board of Directors
Service Bancorp, Inc.
81 Main Street
Medway, Massachusetts 02053

                            Re: Service Bancorp, Inc.
                                Registration Statement on Form S-8

Ladies and Gentlemen:

         You have requested the opinion of this firm as to certain matters in connection with the issuance of Service Bancorp, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), pursuant to the Service Bancorp, Inc. 1999 Stock Option Plan (the "Stock Option Plan") and the Service
Bancorp, Inc. 1999 Recognition and Retention Plan. We have reviewed the Company's Articles of Organization, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

         Based on the foregoing, we are of the following opinion:

         Upon the effectiveness of the Form S-8, the Common Stock, when issued in connection with the exercise of options granted pursuant to the Stock Option Plan, will be legally issued, fully paid and non-assessable.

         This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.
                                               Very truly yours,

                                               /s/ LUSE LEHMAN GORMAN POMERENK &
                                                   SCHICK

                                               LUSE LEHMAN GORMAN POMERENK &
                                               SCHICK
                                               A Professional Corporation

                                  EXHIBIT 23.2

                         CONSENT OF WOLF & COMPANY, P.C.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Service Bancorp, Inc., of our report dated July 28, 2000, appearing in the Annual Report on Form 10-KSB of Service Bancorp, Inc. for the year ended June 30, 2000.


/s/ Wolf & Company, P.C.


Boston, Massachusetts
January 9, 2001